UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2026

STARK NOVUS FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, 19th Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 202-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 15, 2026, Affinity Advisory Holdings Corp., a Delaware corporation (the “Buyer”) and a wholly-owned subsidiary of Stark Novus Financial Inc. (formerly Nu Ride Inc.) (the “Company”) completed the acquisition (the “Acquisition”) of Affinity Advisory Network, LLC and AAN Wealth Advisors, LLC (together, “Affinity”). The Membership Interest Purchase Agreement (the “Purchase Agreement”) for the transaction was originally signed on June 2, 2026. As previously disclosed, the aggregate consideration payable under the Purchase Agreement consisted of (a) a cash payment at closing of $6,720,000, subject to customary adjustments for working capital, cash, indebtedness, and transaction expenses; (b) 80,000 shares of Class A common stock of the Company (the “Class A Common Stock”); and (c) shares of the Buyer’s common stock equal to 15% of the Buyer’s issued and outstanding shares immediately following the closing. The Sellers are also eligible to receive a contingent earnout payment of up to $1,312,000 (plus accrued interest), payable in up to three annual installments of approximately $437,333 each following the closing, subject to meeting certain insurance-writing thresholds.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2026, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation changing the Company’s name from “Nu Ride Inc.” to “Stark Novus Financial Inc.”, effective immediately. The Company’s board of directors also adopted the Third Amended and Restated Bylaws of the Company solely reflecting the name change, effective immediately. Copies of the Certificate of Amendment and the Third Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

The Company’s Class A Common Stock is expected to begin trading on the OTC under the ticker symbol “SNFI”. The CUSIP number assigned to the Company’s common stock will not change in connection with the change of ticker symbol.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information. The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation
3.2	Third Amended and Restated Bylaws
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARK NOVUS FINANCIAL INC.

	By:	/s/ Alexander Matina
	Name:	Alexander Matina
Date: July 21, 2026	Title:	Chief Executive Officer